EXHIBIT (21)

                         SUBSIDIARIES OF THE REGISTRANT

                                                                State of
Subsidiaries                        Percentage           (1) Owned Incorporation
------------                        ----------           -----------------------

Nantucket Bank                          100%                  Massachusetts

N.B. Securities, Inc. (2)               100%                  Massachusetts



     (1) The operations of the subsidiaries are included in the consolidated financial statements contained in the Annual Report to Stockholders attached hereto as an exhibit.


     (2) This subsidiary is wholly-owned by Nantucket Bank.